RULE 10f-3 TRANSACTIONS: 77O
The transactions listed below were effected in accordance with the Board's adopted procedures:


PIMCO				                          	Trade
Fund		               	Description  	Date
Investment Grade Corp	Clear Channel	6/14/2000

Broker		            	Syndicate
First Bank of Boston	Members
			                  Bank of America
			                  Chase Securities
		  	                Deutche Banc Alex Brown
			                  First Union Securities
 			                 FleetBoston Robertson Stephens


% of	     		Price
Issuance 	 	99.99420
Purchased
0.28%

PIMCO					                              	Trad
Fund	     	Description 	   	   	         Date
Short-Term	Detsche Telecom Int'l Finance	6/28/2000

      	         	Syndicate
Broker	         	Members
Morgan Stanley 	 Deutche Bank AG London
		               Goldman Sachs Int'l
	              " Morgan Stanley, Dean Witter "
		               Credit Suisse First Boston
 	 	             J.P. Morgan
	 	              Lehman Brothers Int'l
		               Merrill Lynch & Co.
		               Salomon Smith Barney

% of
Issuance
Purchased 	Price
0.67%	    	100.00000

PIMCO					                        Trade
Fund		       Description		        Date
Low Duration	Abitibi Consolidated	7/13/2000


                    			Syndicate
Broker			              Members
Salomon Smith Barney 	 Salomon Smith Barney
			                    ABN AMRO
			                    Investment Grade Corp
 	 	 	                 Bank of America
			                    BNP Paribas Group
 	 	 	                 CIBC World Markets
	 	 	                  J.P. Morgan Securities
			                    National Bank of Canada
			                    Scotia Capital Inc.
 	 		                  TD Markets
% of
Issuance
Purchased 	Price
4.69%		    99.98200